SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 28, 2007

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Chief Executive Officer

On February 28, 2007, Internet Capital Group, Inc. (“ICG”), Internet Capital Group Operations, Inc., a wholly-owned subsidiary of ICG (together with ICG, the “Company”), and Walter W. Buckley, III, the Company’s President and Chief Executive Officer, entered into a new agreement setting forth the terms of Mr. Buckley’s continued employment as Chief Executive Officer of the Company. Mr. Buckley’s agreement replaces and supersedes the prior employment agreement, dated March 9, 2004, between the Company and Mr. Buckley, the initial term of which expired on December 31, 2006.

Mr. Buckley’s agreement has an initial three-year term commencing January 1, 2007 and is subject to automatic one-year renewal periods. During the term, the Company will pay Mr. Buckley an annual base salary of $450,000, which amount may be increased annually at the sole discretion of the Board of Directors of the Company (the “Board”), with an annual target bonus, subject to the attainment of certain performance goals under the Company’s bonus plan, of 150% of Mr. Buckley’s base salary. Mr. Buckley’s agreement provides for his participation in the Company’s welfare and retirement plans, as well as the Company’s short-term and long-term equity incentive programs.

Mr. Buckley’s agreement also provides for certain benefits to Mr. Buckley in the event that his employment is terminated without cause or that he resigns for good reason, including in connection with a change of control. If Mr. Buckley is terminated without cause, or if he resigns for good reason, absent a change of control, he will be entitled to (a) payment of 1.5 times his annual base salary plus target bonus, (b) payment of a prorated bonus for the year in which his termination occurs, (c) acceleration of vesting of all options, stock appreciation rights and restricted stock granted to him under the Company’s equity compensation plans that were scheduled to vest during the 18-month period following his termination, (d) continuation of his medical benefits until the earlier to occur of (i) 18 months after his termination and (ii) his eligibility for benefits under another employer’s or his spouse’s employer’s plan and (e) outplacement assistance of up to $40,000.

If Mr. Buckley is terminated without cause, or if he resigns for good reason, in connection with a change of control, he will be entitled to (a) payment of two times his annual base salary plus target bonus, (b) payment of a prorated bonus for the year in which his termination occurs, (c) acceleration of vesting of all options, stock appreciation rights and restricted stock granted to him under the Company’s equity compensation plans, (d) continuation of his medical benefits until the earlier to occur of (i) two years after his termination and (ii) his eligibility for benefits under another employer’s or his spouse’s employer’s plan and (e) outplacement assistance of up to $40,000.

Mr. Buckley’s agreement also includes additional covenants from Mr. Buckley relating to, among other things, non-competition, non-solicitation, non-hire and confidentiality, as well as other terms and conditions that are beneficial to the Company. The benefits outlined in the foregoing two paragraphs are expressly contingent upon Mr. Buckley executing and not rescinding or breaching a general release, which requires, among other things, that Mr. Buckley continue to perform and comply with such restrictive covenants for certain periods of time following his termination.

Mr. Buckley’s agreement also sets forth equity ownership guidelines, pursuant to which Mr. Buckley is expected to own the lesser of (a) 40% of any restricted stock granted to him that vests after July 22, 2005 and (b) stock worth at least 300% of his annual base salary.

Employment Agreement with Chief Financial Officer

On February 28, 2007, the Company entered into a letter agreement with R. Kirk Morgan, the Chief Financial Officer of the Company, setting forth the terms, effective as of January 1, 2007, of Mr. Morgan’s continued employment as Chief Financial Officer of the Company. This agreement replaces and supersedes the previous agreement between the Company and Mr. Morgan, dated February 21, 2006. Under his agreement, Mr. Morgan will be paid an annual base salary of $275,000, with an annual target bonus, subject to the attainment of certain performance goals under the Company’s bonus plan, of 70% of his base salary.

Under the terms of his agreement, if Mr. Morgan is terminated without cause prior to December 31, 2008, he will be entitled to the following benefits: (a) payment, following termination, of a lump sum amount equal to 12 months of his base salary plus target bonus at the rate existing at termination of his employment, (b) payment, at the same time as other employees, of a prorated bonus for service through his termination date based on individual performance and Company performance for that period as determined by the Board, (c) continuation of his medical and dental insurance until the earlier to occur of (i) 12 months after termination of his employment or (ii) his eligibility for benefits under another employer’s or his spouse’s employer’s plan, (d) provision of executive outplacement services and (e) a recommendation to the Compensation Committee of the Board (the “Compensation Committee”) that his equity grants be subject to the better of (1) credit for an additional 12 months of service or (2) application of the terms of the relevant equity grant, in each case, with the exercise period of vested equity grants extended, subject to the limitations of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the earlier to occur of (x) 24 months after termination of his employment and (y) 12 months after the price of ICG’s Common Stock is maintained at a minimum closing price of $16 per share for 20 consecutive trading days, subject to adjustment for splits and the like.

Additionally, under Mr. Morgan’s agreement, in the event of his involuntary termination upon a change in control, Mr. Morgan will receive 100% acceleration of all of his equity grants and, subject to the limitations of Section 409A, the term to exercise any of his equity grants would be extended to the remaining grant term. If payment of the lump sum referenced in part (a) of the first sentence of the foregoing paragraph would subject Mr. Morgan to taxation under Section 409A, the lump sum payment will be deferred and paid to him in a lump sum six months following his termination.

The benefits outlined in the foregoing two paragraphs are expressly contingent upon Mr. Morgan executing and not rescinding or breaching a general release in a form acceptable to the Company.

The agreement also sets forth equity ownership guidelines, pursuant to which Mr. Morgan is expected to own the lesser of (a) 40% of any restricted stock granted to him that vests after February 21, 2006 and (b) stock worth at least 40% of his annual base salary.

The foregoing descriptions of Mr. Buckley’s and Mr. Morgan’s agreements do not purport to be complete and are qualified in their respective entireties by reference to the actual agreements to which the descriptions relate. Copies of Mr. Buckley’s and Mr. Morgan’s agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

2007 Performance Plan

On February 28, 2007, the Board established the Internet Capital Group 2007 Performance Plan (the “Performance Plan”). The Performance Plan sets forth specific business goals against which the Company’s executive officers, employees and other service providers will be measured for purposes of awarding bonuses in respect of the Company’s fiscal year ending December 31, 2007. Awards under the Performance Plan can range between 0% and 200% of an individual’s target amount.

The Company’s 2007 goals include quantitative and qualitative goals. The relative weighting of each element of the Company-specific goals is described below.

Eighty percent of the bonus potential related to Company goals is tied to the accomplishment of quantitative goals. Realization of specified revenue goals for the Company’s “core” and other key partner companies (the “Key Companies”) accounts for 30% of the potential bonus award, and achievement of a specified aggregate EBITDA performance for the Key Companies accounts for 10% of the potential bonus award. Twenty percent of the potential bonus award is tied to attainment of a specified increase in the aggregate value of the Key Companies, and 20% of the potential bonus award relates to the Company’s deployment of capital and strategic monetizations.

Twenty percent of the bonus is tied to execution against the following qualitative goals: (1) overall execution of strategic initiatives, (2) improvement in communicating the value of the Company’s underlying assets, (3) building the ICG brand, (4) performance and competency of partner company executives, (5) reaction to unforeseen market and business conditions, (6) effective management of certain of the Company’s holdings in marketable securities and (7) exploration of an expansion of the Company platform.

Following the end of the Company’s fiscal year, the Compensation Committee will evaluate the Company’s 2007 performance and determine the extent to which the 2007 Company and individual goals were achieved. Based upon this assessment, the Compensation Committee will award bonuses in accordance with the terms of the Performance Plan.

The foregoing description of the Performance Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Performance Plan. A copy of the Performance Plan is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Amended and Restated Non-Management Director Compensation Plan

On February 28, 2007, the Company amended and restated its non-management director compensation plan (the “Amended Director Plan”), effective as of January 1, 2007. Pursuant to the Amended Director Plan, all non-management directors receive base cash compensation in the amount of $50,000 per year, payable in quarterly installments of $12,500. Each non-management director who serves as a Board committee chair receives the following amount(s) annually in respect of each committee that such director chairs: (a) the chair of the Audit Committee of the Board (the “Audit Committee”) receives $22,500 annually, payable in quarterly installments of $5,625, (b) the chair of the Compensation Committee receives $17,500 annually, payable in quarterly installments of $4,375, and (c) the chair of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) receives $12,500 annually, payable in quarterly installments of $3,125. In addition, each non-management director who serves on a Board committee in a capacity other than as chair receives the following amount(s) annually in respect of each committee on which such director serves in a non-chair capacity: (i) each Audit Committee member receives $12,500 annually, payable in quarterly installments of $3,125, (ii) each Compensation Committee member receives $10,000 annually, payable in quarterly installments $2,500, and (iii) each Nominating and Governance Committee member receives $7,500 annually, payable in quarterly installments of $1,875.

Under the Amended Director Plan, each non-management director is awarded an initial stock option grant of 25,000 ICG stock appreciation rights that vest over four years, and each non-management director is annually awarded 4,500 deferred stock units for his or her service on the Board. Annual grants of deferred stock units under the Amended Director Plan vest on the one-year anniversary of the date of grant.

The foregoing description of the Amended Director Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Director Plan. A copy of the Amended Director Plan is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Amended and Restated Director Deferred Stock Unit Program

The Company maintains a Deferred Stock Unit Program (the “Program”), pursuant to which each non-management director may receive, in exchange for deferring receipt of all or a portion of his or her cash fees, a stock award, the receipt of which is deferred until the non-management director terminates service. With respect to fees earned prior to January 1, 2008, the stock award will provide each non-management director with the deferred right to receive a number of shares of ICG Common Stock that is equal to the quotient of his or her deferred fees divided by 75% of the fair market value of a share of ICG Common Stock as of the date on which such fees otherwise would have been paid.

On February 28, 2007, the Board amended and restated the Program, effective as of January 1, 2007 (the “Amended Program”), to change (a) the formula that determines the number of shares that each non-management director is eligible to receive in respect of deferred fees earned on or after January 1, 2008 to the quotient of such non-management director’s deferred fees divided by the fair market value of a share of ICG Common Stock as of the date on which such fees otherwise would have been paid and (b) the definition of “fair market value,” which is used to determine the number of ICG deferred shares issuable in respect of fees earned by non-management directors, to The Nasdaq Stock Market (“Nasdaq”) closing price of a share of ICG Common Stock on the date on which such fees otherwise would have been paid (assuming that ICG’s Common Stock is traded on the Nasdaq on such date).

The foregoing description of the Amended Program and the changes embodied therein does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Program. A copy of the Amended Program is attached hereto as Exhibit 10.5 and is incorporated by reference herein.

Amended and Restated 1999 Equity Compensation Plan

On February 28, 2007, the Company amended and restated its 1999 Equity Compensation Plan, as amended (the “Amended 1999 Plan”). The Amended 1999 Plan was adopted to amend the definition of “Fair Market Value” with respect to equity grants under the plan. Pursuant to the Amended 1999 Plan, assuming that ICG’s Common Stock is traded on the Nasdaq on the relevant grant date, the fair market value of an equity grant under the plan is determined by reference to the closing Nasdaq price of ICG Common Stock on such date or, if there are no trades on such date, the closing Nasdaq price of ICG Common Stock on the next date on which there are trades. Prior to the adoption of the Amended 1999 Plan, fair market value under the plan was determined by reference to the closing Nasdaq price of ICG Common Stock on the date prior to the relevant grant. The Amended 1999 Plan also adjusts share numbers set forth therein to take into account the 1-for-20 reverse stock split that the Company implemented in May 2004. Additionally, the Amended 1999 Plan deletes language regarding initial equity grants to new non-employee directors as the terms of such grants are now governed by the Amended Director Plan.

The foregoing description of the Amended 1999 Plan and the changes embodied therein does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended 1999 Plan. A copy of the Amended 1999 Plan is attached hereto as Exhibit 10.6 and is incorporated by reference herein.

Amended and Restated 2005 Omnibus Equity Compensation Plan

On February 28, 2007, the Company amended and restated its 2005 Omnibus Equity Compensation Plan (the “Amended 2005 Plan”). The Amended 2005 Plan was adopted solely to amend the definition of “Fair Market Value” with respect to equity grants under the plan. Pursuant to the Amended 2005 Plan, assuming that ICG’s Common Stock is traded on the Nasdaq on the relevant grant date, the fair market value of an equity grant under the plan is determined by reference to the closing Nasdaq price of ICG Common Stock on such date or, if there are no trades on such date, the closing Nasdaq price of ICG Common Stock on the next date on which there are trades. Prior to the adoption of the Amended 2005 Plan, fair market value under the plan was determined by reference to the closing Nasdaq price of ICG Common Stock on the date prior to the relevant grant.

The foregoing description of the Amended 2005 Plan and the changes embodied therein does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended 2005 Plan. A copy of the Amended 2005 Plan is attached hereto as Exhibit 10.7 and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2007, the Board approved and adopted an amendment and restatement of ICG’s existing By-Laws (as amended, the “Amended Bylaws”). Upon their adoption, the Amended Bylaws (a) modified Sections 2.2 (Number and Term of Office) and 2.3 (Election of Directors) of the then-existing By-Laws (the “Prior Bylaws”) to eliminate redundancies with certain language that is contained in ICG’s Restated Certificate of Incorporation (the “Charter”), (b) modified Section 2.13 (Compensation) of the Prior Bylaws to reflect the ability of directors to receive cash and equity compensation, as has been previously approved and ratified by the Board and disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), (c) deleted Section 3.9 (Advisory Board) of the Prior Bylaws, since the Company no longer maintains an Advisory Board, (d) modified Section 6.1 (Nature of Indemnity) of the Prior Bylaws to provide indemnification to the fullest extent authorized by the Delaware General Corporate Law as provided for in the Charter and (e) included other minor technical amendments and deleted certain unnecessary or outdated provisions.

The foregoing description of the changes embodied in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Bylaws. A copy of the Amended Bylaws is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Internet Capital Group, Inc.

10.1	Employment Agreement, dated February 28, 2007, by and among Internet Capital Group Operations, Inc., Internet Capital Group, Inc. and Walter W. Buckley, III

10.2	Letter Agreement, dated February 28, 2007, by and between Internet Capital Group and R. Kirk Morgan

10.3	Internet Capital Group 2007 Performance Plan

10.4	Internet Capital Group, Inc. Amended and Restated Non-Management Director Compensation Plan

10.5	Internet Capital Group, Inc. Amended and Restated Director Deferred Stock Unit Program

10.6	Internet Capital Group, Inc. Amended and Restated 1999 Equity Compensation Plan

10.7	Internet Capital Group, Inc. Amended and Restated 2005 Omnibus Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: March 5, 2007	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Internet Capital Group, Inc.

10.1	Employment Agreement, dated February 28, 2007, by and among Internet Capital Group Operations, Inc., Internet Capital Group, Inc. and Walter W. Buckley, III

10.2	Letter Agreement, dated February 28, 2007, by and between Internet Capital Group and R. Kirk Morgan

10.3	Internet Capital Group 2007 Performance Plan

10.4	Internet Capital Group, Inc. Amended and Restated Non-Management Director Compensation Plan

10.5	Internet Capital Group, Inc. Amended and Restated Director Deferred Stock Unit Program

10.6	Internet Capital Group, Inc. Amended and Restated 1999 Equity Compensation Plan

10.7	Internet Capital Group, Inc. Amended and Restated 2005 Omnibus Equity Compensation Plan